Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022   3852
                            (212) 715   9100
                                                          FAX
                                                          (212) 715-8000

                                                          ------

                                                          WRITER'S DIRECT NUMBER

                                                          (212) 715-9100

                              November 27, 1995

Mutual Fund Group
125 West 55th Street
New York, New York  10019

          Re:  Mutual Fund Group
                    Vista U.S. Government Income Fund
                    Vista Short Term Bond Fund
                    Vista Bond Fund
                    Vista Global Fixed Income Fund
                    Vista Balanced Fund
                    IEEE  Balanced Fund
                    Vista Equity Fund
                    Vista Equity  Income Fund
                    Vista Small Cap Equity Fund
                    Vista Growth and Income Fund
                    Vista Capital Growth Fund
                    Vista International Equity Fund

                Registration No. 33-14196; ICA No. 811-5151

Gentlemen:

          We have acted as counsel to Mutual Fund Group ("MFG"), a Massachusetts business trust currently consisting of the fifteen series in connection with the public offering of MFG's shares of beneficial interest, no par value (the "Shares"), and on various other securities and general matters. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, MFG has registered an indefinite number of Shares under the Securities Act of 1933. We further understand that, pursuant to the provisions of Rule 24f-2, MFG is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of Shares of the Vista U.S. Government Income Fund, Vista Balanced Fund, Vista Equity Income Fund, Vista Bond Fund, Vista Short Term Bond Fund, Vista Equity Fund, Vista Growth and Income Fund, Vista Capital Growth Fund, Vista International Equity Fund, Vista Global Fixed Income Fund, IEEE Balanced Fund and Vista Small Cap Equity Fund (collectively, the "Funds") sold in reliance upon Rule 24f-2 during the period ended October 31, 1995 such Shares having been reduced by the aggregate sales price of the Shares redeemed during the period ended October 31, 1995.

          We have reviewed, insofar as they relate or pertain to each of the Funds, MFG's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, records and other instruments we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with MFG's Declaration of Trust and Registration Statement, the Shares which the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                                   Very truly yours,



                             /S/Kramer, Levin, Naftalis, Nessen, Kamin & Frankel